SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 11, 2003

Date of Report

(Date of Earliest Event Reported)

CABOT INDUSTRIAL PROPERTIES, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14979 (Commission File No.)	04-3397874 (IRS Employer Identification No.)

875 North Michigan Avenue, 41st Floor, Chicago, Illinois 60611

(Address of Principal Executive Offices, Including Zip Code)

(312) 266-9300

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On February 11, 2003, the purchase price was determined for the offers by Cabot Industrial Properties, L.P. (“Cabot L.P.”) to purchase all of its 7.125% Redeemable Notes Due 2004 (NYSE: CTRP 04), 8.200% Series A Medium Term Notes Due 2005 and 8.500% Series A Medium Term Notes Due 2010 tendered pursuant to its Offer to Purchase and Consent Solicitation Statement dated January 15, 2003 and the related Letter of Transmittal.

A copy of the press release issued by Cabot L.P. on February 12, 2003 announcing the purchase price for the offers is attached as Exhibit 99.1 and is incorporated into this current report by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release of Cabot Industrial Properties, L.P. dated February 12, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2003	CABOT INDUSTRIAL PROPERTIES, L.P.

	By:	Cabot Industrial Trust, its General Partner

	By:	/s/ Christopher L. Hughes
	Name: Its:	Christopher L. Hughes Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Cabot Industrial Properties, L.P. dated February 12, 2003